Exhibit 31.1

I, Joseph F. Longo, certify that:

1.	I have reviewed this quarterly report on Form 10-Q of Startech Environmental Corporation;

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which such statements were made, not misleading..

3.

Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, and results of operations of the registrant as of, and for, the periods presented in this report;

4.	The registrant’s other certifying officer and I are responsible for establishing and maintaining internal controls for the registrant and have:

a.

Designed such internal controls to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which the periodic reports are being prepared;

b.	Evaluated the effectiveness of the registrant's internal controls, as of the end of the period covered by this report.

c.	Presented in this report our conclusions about the effectiveness of our internal controls based on our evaluation as of the end of the period covered by this report.

5.	The registrant’s other certifying officer and I have disclosed to the registrant’s auditors and the audit committee of registrant’s board of directors (or persons performing the equivalent functions):

a.

All significant deficiencies in the design or operation of internal control which could adversely affect the registrant’s ability to record, process, summarize and report financial data and have identified for the registrant’s auditors any material weaknesses in internal controls; and

b.	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal controls.

6.

The registrant’s other certifying officer and I have indicated in this report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses..

Date:   March 26, 2007

By:  /s/    Joseph F. Longo
        Joseph F. Longo
        Chairman, Chief Executive Officer and President